UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2011

Mitek Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15235	87-0418827
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

8911 Balboa Ave., Suite B, San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 503-7810

N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Offer Letter, Executive Severance and Change of Control Plan and Indemnification Agreement with New Chief Financial Officer

Offer Letter

On October 11, 2011, the board of directors of Mitek Systems, Inc. (the “Company”) appointed Russell C. Clark, age 43, as the Company’s Chief Financial Officer.

Mr. Clark has served in various senior finance roles, most recently as Senior Vice President, Finance, at Epicor Software Corporation, an acquisitive global provider of enterprise business software solutions for midmarket-sized companies, from July 2006 through June 2011.  While at Epicor, he provided financial leadership in connection with raising growth capital to finance acquisitions, consummating acquisitions with aggregate valuations of more than $350 million, and better aligning the company’s operating expenses with its revenues. From August 2004 through June 2006, Mr. Clark served as Chief Accounting Officer of Peregrine Systems, Inc., a global enterprise software company, where he provided financial leadership in connection with the successful turn-around of that company.  From August 2002 through July 2004, Mr. Clark served as Vice President, Finance of Fair Isaac Corporation (FICO), a global provider of enterprise software, analytic solutions, credit scoring, and credit account management products and services, where he was a key member of the team that consummated the merger of FICO and HNC Software Inc., and responsible for integrating the operations of those companies following the merger, as well as playing a key role in other acquisitions.  From January 2000 through July 2002, he served as Senior Vice President, Finance, for HNC Software Inc., a global provider of enterprise software and analytics.  He began his career at PricewaterhouseCoopers LLP, where he most recently served as a senior manager in the technology industry group.  Mr. Clark holds a bachelors degree in business administration with an emphasis in accounting from The University of Iowa and is a certified public accountant.

Pursuant to his offer letter with the Company, Mr. Clark’s initial base salary will be $225,000 and he will be eligible for an annual bonus of up to $75,000, based upon meeting mutually agreed upon annual objectives.  In connection with his appointment, Mr. Clark was granted an incentive stock option to purchase an aggregate of 200,000 shares of the Company’s common stock at an exercise price of $9.97, the closing price of the Company’s common stock, as reported on the NASDAQ Capital Market, on October 11, 2011. The option was granted under the Company’s 2010 Stock Option Plan and form of stock option award agreement adopted for use thereunder and vests monthly over three years. In addition, upon the six month anniversary of his employment with the Company, Mr. Clark will be eligible to receive an additional option to purchase up to 50,000 shares of the Company’s common stock based on his performance.  Mr. Clark also will be eligible to participate in the Company’s 401(k) savings plan and the health, disability, insurance and other plans made available generally to the Company’s salaried employees. Mr. Clarks’ offer letter is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Mr. Clark does not have any family relationship with any director or executive officer of the Company and has not been directly or indirectly involved in any transactions with the Company.

Executive Severance and Change of Control Plan

In connection with Mr. Clark’s appointment as the Chief Financial Officer of the Company, the Company entered into an Executive Severance and Change of Control Plan (the “Executive Severance Plan”) with Mr. Clark.  Under the terms of the Executive Severance Plan, if the Company terminates Mr. Clark’s employment without cause or if Mr. Clark terminates his employment for good reason (a) at any time within the first 90 days of his employment, Mr. Clark will be entitled to receive (i) a lump-sum cash amount equal to 25% of his then-current annual base salary; (ii) a lump-sum cash amount equal to three months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 10% of all outstanding equity awards then held by Mr. Clark, (b) at any time during the period commencing on his 91st day of employment and ending on his 180th day of employment, Mr. Clark will be entitled to receive (i) a lump-sum cash amount equal to 50% of his then-current annual base salary; (ii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 25% of all outstanding equity awards then held by Mr. Clark, and (c) at any time on or after his 181st day of employment, Mr. Clark will be entitled to receive (i) a lump-sum cash amount equal to his then-current annual base salary; (ii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans; and (iii) accelerated vesting of 50% of all outstanding equity awards then held by Mr. Clark.  The Executive Severance Plan also provides that if Mr. Clark is terminated without cause or terminates his employment for good reason at any time within two months prior to a change in control and has not received or is not entitled to receive any payments under clause (a) or (b) of the preceding sentence, he will be entitled to receive the benefits set forth in clause (c) of the preceding sentence, except that his outstanding equity awards will vest 100%.

In the event of a change in control of the Company,  Mr. Clark will be entitled to receive (i) a lump-sum cash amount equal to his then-current annual base salary, with one-half of such amount being paid upon the date of the consummation of the change in control and one-half of such amount being paid on the date that is six months following the consummation of the change in control; and (ii) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Clark.  In addition, if Mr. Clark is terminated without cause or terminates his employment for good reason at any time within twenty-four months following a change in control, Mr. Clark will be entitled to receive a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans.

The foregoing summary of the Executive Severance and Change of Control Plan is qualified in its entirety by reference to Exhibit 10.2 of this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreement

On October 11, 2011, Mr. Clark also entered into the Company’s standard form of indemnification agreement, the form of which has been previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2011.

Item 8.01 Other Events.

On October 11, 2011, the Company issued a press release announcing the appointment of Mr. Clark as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

10.1	Offer Letter, dated October 3, 2011, between Mitek Systems, Inc. and Russell C. Clark.
10.2	Executive Severance and Change of Control Plan, dated October 11, 2011, by and between Mitek Systems, Inc. and Russell C. Clark.
99.1	Press Release issued on October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitek Systems, Inc.

By:	/s/ James B. DeBello
James B. DeBello
President and Chief Executive Officer

Date:  October 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, dated October 3, 2011, between Mitek Systems, Inc. and Russell C. Clark.
10.2	Executive Severance and Change of Control Plan, dated October 11, 2011, by and between Mitek Systems, Inc. and Russell C. Clark.
99.1	Press Release issued on October 11, 2011.